Exhibit 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Gene Donnelly and John J. Suydam and each of them, either of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to Class A shares of Apollo Global Management, LLC (the “Company”) issuable under the Company’s 2007 Omnibus Equity Incentive Plan, and any or all amendments or supplements to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 29th day of March 2011.

Signature	Title

/S/ LEON D. BLACK Leon Black	Chairman, Chief Executive Officer and Director (principal executive officer)

/S/ JOSHUA J. HARRIS Joshua Harris	Director

/S/ MARC J. ROWAN Marc Rowan	Director

/S/ HENRY SILVERMAN Henry Silverman	Vice Chairman and Director

/S/ GENE DONNELLY Gene Donnelly	Chief Financial Officer (principal financial officer)

/S/ BARRY J. GIARRAPUTO Barry Giarraputo	Chief Accounting Officer and Controller (principal accounting officer)